SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




    Date of Report (Date of earliest event reported):   January 27, 1998


                 THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
            (Exact name of registrant as specified in its charter)


      Connecticut                1-6654                   06-0542646
   (State or other             (Commission             (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)


     227 Church Street, New Haven, Connecticut              06510
     (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code:  (203)  771-5200


                               Not Applicable
          (Former name or former address, if changed since last report)












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Item 5. Other Events.

    Southern New England Telecommunications Corporation, parent of the registrant, announced today that fourth quarter net income was $52.3 million or $0.79 per common share for basic earnings compared with last year's fourth quarter net income of $44.3 million or $0.68 per common share.

    Consolidated revenues and sales for the fourth quarter were up 7.4 percent to $528.3 million. Consolidated operating and maintenance expenses for the fourth quarter were up 5.1 percent to $314.4 million.

    Net income for 1997 was $193.8 million, and basic earnings per share were $2.93 compared with last year's net income of $192.8 million or basic earnings per share of $2.95. The figures for 1997 include a first-quarter, extraordinary after-tax charge of $3.7 million or $0.06 per share resulting from the early redemption of debt. Income before the extraordinary charge was $197.5 million or $2.99 per share.

    Consolidated revenues and sales for 1997 were up 4.1 percent to $2,022.3 million. Consolidated operating and maintenance expenses for 1997 were up 3.8 percent to $1,192.6 million.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued January 27, 1998.


























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: January 27, 1998                   By:  /s/ Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                       Secretary






































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                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued January 27, 1998.